EXHIBIT 10.4


        Lease agreement, dated as of February 31, 1996 (sic), between ParaComm, Inc. and Cornell University c/o Sibley Real Estate Services, Inc.



                            LEASE AGREEMENT

THIS LEASE AGREEMENT, hereinafter called the Lease, is made and entered into on the date, between the parties, and upon the terms and conditions hereinafter set forth.

1. Short Description of Terms. This Lease is an integrated agreement. The format used in this paragraph is for the convenience of the parties. The terms in this paragraph are controlled by the Lease in its entirety.

A.   Date of Lease:           February 31, 1996

B.   Landlord:                Cornell University
                              c/o Sibley Real Estate Services, Inc.
                              146 Langmuir Lab
                              95 Brown Road
                              Ithaca, New York 14850

C.   Tenant:                  ParaComm, Inc.
                              145 Langmuir Lab
                              95 Brown Road
                              Ithaca, New York 14850

D.   Term of Lease:           (1) Beginning: May 1, 1996
                              (2) Ending:    April 30, 1997

E.   Purpose:                 Office

F.   Description of Premises: Room(s) 145
                              Building: Langmuir Lab
                              Cornell Business and Technology Park
                              Ithaca, New York 14850

G.   Rentable Square Feet:    725

H:   Rent:                    Annually:      $8,700.00
                              Monthly:       $  725.00

I.   Security Deposit:        Total Deposit: $  725.00
                              Date Received:  12/01/95

2. Premises. Landlord, for and in considerations of the rents, covenants and agreements, and upon the terms and conditions set forth herein, hereby leases to the Tenant, and Tenant hereby hires from the Landlord, the Premises set forth above, together with the right in common with other tenants entitled thereto, to use the halls, elevators (if any), and stairways in the building of which the Premises are a part (hereinafter call the Building) for purposes of ingress and egress, and of any land and parking areas which Landlord may designate (hereinafter called the Grounds) for any use by Tenant, its employees, and invitees.

3. Square Footage. Tenant hereby acknowledges that the total square footage represented in section one is comprised of the total Rentable Square Footage for the space plus a fifteen percent common area factor.

4.   Rent.   Tenant shall pay the rental set forth above in consecutive monthly installments, in advance, on the first day of each month. If rent is not paid by the tenth of the month, it shall be subject to a late charge equal to two percent (2%) per month of such unpaid amount to cover Landlord's additional administrative costs and other losses and expenses resulting from said late payment.

5. Security Deposit. Tenant hereby deposits with Landlord the amount set forth above as security for the faithful performance by Tenant of the terms hereof, to be returned to Tenant (without interest) on the full and faithful performance by Tenant of the provisions hereof, less any deductions necessary for damage, breakage, cleaning, unpaid and due rent, etc., and only after an agent of the Landlord has inspected the Premises. Under no circumstances shall the security deposit be used as any month's rent or the last month's rent.

6.   Manner of Payment.     Tenant agrees to pay (a) rent and (b) all
other sums, impositions, costs, expenses, and other payments which Tenant assumes or agrees to pay in any of the provisions of this Lease (hereinafter called "Additional Rent") at the Landlord's address above or at such other address as the Landlord may designate in writing, and to make such payments in lawful money of the United States of America, without demand by the Landlord, and without counterclaim, deduction, or set off. The rent for the calendar month of the Term, if either is not a full month, shall be apportioned.

7.   Use.    The Tenant shall use and occupy the Premises for the
purposes set forth above and for no other purpose. The Tenant shall comply with all laws, orders, and regulations of the Federal, State, and Municipal Governments, or any of their departments, and the regulations of the Board of Fire Underwriters governing such use. Tenant shall procure and maintain in force during the Term all permits, authorizations, and licenses necessary for Tenant's business use and operation in the premises. Tenant covenants that neither it nor any assignee nor subtenant will (a) use or permit to be used any part of the Premises for any dangerous or noxious trade or business, (b) transport to or from, dispose of, use, store, handle, or generate any flammable substances or explosives or hazardous or toxic substances in quantities or concentration which are unsafe or otherwise not suitable for the Premises, (the foregoing shall not be construed to prohibit Tenant from using the Premises for reasonable and suitable laboratory purposes, provided accepted laboratory safety procedures and precautions appropriate to the Premises are employed), or (c) cause or maintain any nuisance, waste, or injury to the Premises. Tenant shall conform to the Rules and Regulations now or hereinafter established by Landlord, and changed from time to time, for the general safety, care, and cleanliness of the entire Premises; the preservation of good order therein; and the comfort, quiet, and convenience of the other tenants. The Tenant shall not without Landlord's written consent: (a) abandon the Premises or suffer the Premises to become vacant or deserted; (b) assign, mortgage, pledge or encumber this Lease, in whole or in part;
(c) underlet or sublet the Premises or any part thereof.

8. Services and Utilities. A. At its own expense, Landlord agrees to provide the following services and utilities:

     (1) Electricity for normal business use;
     (2) Heat to a reasonable temperature during normal business hours;
     (3) Cold water for drinking, lavatory, and toilet purposes, and hot water for lavatory purposes;
     (4) Regular cleaning and janitorial services as follows:
             (a)  Clean lavatories daily;
             (b)  Empty wastebaskets daily;
             (c)  Vacuum or dust mop floors weekly;
             (d)  Wash exterior of windows semi-annually;
     (5) Necessary lawn care and snow removal;
     (6) Replace burnt out light bulbs and ballasts.

B. At its own expense, Tenant agrees to provide the following services and utilities:

     (1) Telephone service;
     (2) Place large boxes and trash, other than normal wastebasket trash, in dumpster;
     (3) Dust and clean desk tops, ashtrays, telephones, furniture, machines, lab equipment and sinks, interior of windows, and window sills as necessary;

C. If utility costs in the Building are materially increasing, Landlord reserves the right to pass Tenant's pro-rata share of the cost of such increases on to Tenant, as determined in Landlord's sole and absolute discretion;

D. Landlord shall not be liable for any consequential damages arising out of its provision of services and utilities or any failure to provide services and utility.

9.   Construction.     A.  Landlord and Tenant agree to complete the
items of work and materials required, if any, under the terms of a Work Letter executed by Landlord and Tenant in connection with this lease.

B. Tenant shall not without Landlord's written consent make or allow to be made any structural alterations, additions or improvements to the Premises, including electrical and plumbing connections, without first submitting plans thereof and obtaining the written approval of the Landlord permitting the carrying out of said structural alterations, additions, or improvements. All improvements made by Tenant to the Premises, which are attached to the Premises, including, but not limited to, carpets, drapes, and anything bolted, nailed, plumbed, or otherwise secured in a manner customarily deemed to be permanent, shall become the property of Landlord upon termination of the Lease. The Tenant shall, within ten (10) days after filing, discharge any mechanic's lien for materials or labor claimed to have been furnished to the Premises on Tenant's behalf.

10.  Maintenance. A.  Landlord will, at its own expense;

     (1) Repair as necessary the exterior of the Building;
     (2) Repair as necessary the common areas of the Building;
     (3) Repair as necessary the Grounds, including parking areas;
     (4) Make all necessary structural repairs and repairs to the Building Utility systems.

B.   Tenant will, at its own expense:

     (1) Repair as necessary the interior of the Premises, excluding structural repairs and repairs to the Building Utility systems;
     (2) Make all repairs and replacement to the Premises, Building, Building Utility systems, and Grounds, necessitated by the negligence of Tenant, its employees, customers, invitees, and assignees.

11. "As Is" Condition. Landlord leases, and Tenant agrees to accept, Premises in an "as is" condition. Landlord makes no warranties, representations, or promises as to the condition of the Premises, Building, or Grounds, except as herein expressly set forth. Tenant agrees that it has examined said Premises and takes the same in their present conditions and state of repair. The taking of possession of the Premises and said Building and Grounds were in satisfactory conditions at the time such possession was so taken. Landlord makes no representation or warranty that the Premises are suitable for Tenant's purposes, and Tenant agrees that any measures necessary to make the Premises suitable and safe or to otherwise adapt the Premises for its purpose (e.g. fume hoods, drains, or other work to ventilation, electrical, plumbing, or other systems) shall be undertaken at Tenant's expense in accordance with the provisions of Paragraph 8.

12. Indemnity. Tenant agrees to hold and save Landlord harmless from, and indemnify Landlord against, any and all claims of any party for damage, loss, or injury (including death) of whatever nature, including costs of legal defense, arising out of use or occupancy of the Premises, or out of any act, omission, or negligence of Tenant or anyone claiming under Tenant.

13. Insurance. A. The Tenant agrees to obtain comprehensive general liability insurance to include both bodily injury and property damage liability insurance. Such insurance shall name Landlord as an additional named insured. The limits of liability shall be not less than one million dollars ($1,000,000.00) combined single limit for bodily injury and property damage liability. Each such policy shall contain a provision that it cannot be canceled or amended insofar as it relates to the Leased Premises without at least thirty (30) days prior written notice to the Landlord. Tenant also agrees to provide Landlord with a Certificate of Insurance showing evidence of Workers' Compensation Insurance. In addition, Tenant agrees to obtain Builder's Risk Insurance covering Landlord during construction or renovation by the Tenant, and to carry Workers' Compensation Insurance affording applicable statutory coverage and containing statutory limits on employees at all times. A Certificate of Insurance at inception and each renewal period shall be provided to Landlord by Tenant.

B. Notwithstanding any other provisions contained herein, in the event of any loss or damage to the Premises and/or any contents, Tenant shall look solely to Insurance in its favor. Tenant shall obtain for each policy of such insurance, provisions waiving the right of subrogation against the Landlord for loss or damage within the scope of the insurance; and Tenant hereby does for itself and its insurers waive all such insured claims against the Landlord.

14. Property Loss or Damage. All merchandise, furniture, and property of any kind, nature, and description, belonging to Tenant or any person claiming by, through, or under Tenant, which may be in, on, or about the Premises during the continuance of this Lease, or any extension or renewal thereof, is to be at the sole risk and hazard of Tenant; and if the whole or any part thereof shall be destroyed or damaged by fire, water, steam, smoke, cold, by the leakage or bursting of water privies, or in any other way or manner, no part of said loss or damage is to be charged to or to be borne by Landlord in any case whatsoever.

15. Interference. A. In the case the Premises, during the term hereby created, shall be destroyed or damaged by fire or other unavoidable casualty so that the same shall be thereby rendered unfit for Tenant for its business purposes, or in case Tenant shall be prevented from using said Premises by reason of any action on the part of municipal or state officers through no fault, neglect, or willful act of his own, his agents, servants, or employees, then the rent hereinbefore reserved, or a just proportionate part thereof, according to the nature and extent of the injury sustained, shall be suspended or abated until the said Premises shall have been put in proper condition for use of Tenant in its business purpose, or until Tenant is permitted to resume the use thereof by said municipal or state officers. In case of fire, Tenant shall give immediate notice thereof to Landlord. If the Premises be so damaged that Landlord shall decide not to rebuild, the term hereby created shall cease, and the accrued rent be paid up to the time of the fire, or refunded to Tenant for such period beyond the time of the fire, as Tenant may have paid the same. If the damage results from the fault of the Tenant, or Tenant's agents, servants, visitors, or licensees, Tenant shall not be entitled to any abatement or reduction of rent, except to the extent, if any, that Landlord receives the proceeds of rent insurance in lieu of such rent.

B. The Tenant shall not be entitled to claim a constructive eviction from the Premises unless Tenant shall have first notified Landlord in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Landlord shall have failed within a reasonable time after receipt of said notice to remedy such conditions.

16. Condemnation. If the Premises or any part thereof or any estate therein, be taken by virtue of eminent domain, this Lease shall terminate on the date when title vests pursuant to such taking, the rent and Additional Rent shall be apportioned as of said date, and any rent paid for any period beyond said date shall be repaid to Tenant. Tenant shall not be entitled to any part of the award or any payment in lieu thereof; but Tenant may file a claim against the taking authority for any taking of fixtures and improvements owned by Tenant, and for moving expenses.

17. Entry. The Landlord may enter the Premises at any time, on reasonable notice to Tenant (except that no notice need be given in case of emergency), for any legal purpose. Landlord may show the Premises to prospective purchasers, mortgagees, and Tenants upon reasonable notice to Tenant.

18. Subordination. This Lease shall be subject and subordinate to all underlying leases and to mortgages which may now or hereinafter affect such leases or the real property of which the Premises is a part, and also to all renewals, modifications, consolidations, and replacements of said underlying leases and said mortgages. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said mortgages or by any of the lessors under such underlying leases. Tenant hereby appoints Landlord attorney-in-fact, irrevocably, to execute and deliver any such instrument for Tenant. If any underlying lease to which this Lease is subject terminates, Tenant shall, on timely request, attorn to the owner of the reversion.

19. Liens. The Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage, or other encumbrance upon any interest in property of the Landlord, including the Premises, Building, and Grounds, it being agreed that this Lease may not be subordinated to the interest of any other party without the express written consent of the Landlord, which consent the Landlord may withhold for any reason or no reason.

20. Estoppel Certificates. Tenant shall, from time to time, upon not less than ten (10) days prior written request by Landlord, execute, acknowledge, and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing the instruments of modification), the dates to which the rent and other charges have been paid, and whether or not to the best of Tenant's knowledge Landlord is in default hereunder (and, if so, specifying the nature of the default).

21. Default. If the Tenant defaults in the payment of rent or Additional Rent or defaults in the performance of any of the covenants or conditions hereof, Landlord may give to Tenant notice of such default, and if Tenant does not pay the rent or Additional Rent default within five (5) days, or cure such other default within ten (10) days, after the giving of such notice (or, if such other default is of such nature that it cannot be completely cured within such ten (10) days, if Tenant does not commence such curing within such (10) days thereafter and proceed with reasonable diligence and in good faith to cure such default), or if the default is irreversible and not capable of cure; or if the Tenant has engaged in any act or activity unreasonably dangerous or hazardous to the Premises, the Building, or to the other occupants or tenants of the Building, then Landlord may terminate this Lease with not less than three (3) days notice to Tenant, and on the date specified in said notice the term of this Lease shall terminate, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Landlord, Landlord may at any time thereafter resume possession of the Premises by any lawful means and remove Tenant or other occupants and their effects, and use any legal remedy.

22. Landlord's Right to Cure. If Tenant breaches any covenant or condition of this Lease, Landlord may, on reasonable notice to Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant and the reasonable amount of all expenses, including attorneys' fees, incurred by Landlord in do so shall be deemed Additional Rent payable on demand.

23. Other Tenants. Landlord shall not be liable to Tenant for failure to enforce or for violation of any Rules and Regulations or the breach of any covenant or condition in any Lease by any other tenant.

24. Agreement to Lease. The Tenant agrees to pay the rent and other charges as required in the Lease. The Tenant agrees to do everything required in the Lease. Landlord agrees that if Tenant pays the rent and is not in default under this Lease, Tenant may peaceably and quietly have, hold, and enjoy the Premises for the Term of this Lease.

25. End of Term. No later than the last day of the Term, Tenant shall, at Tenant's expense, remove all of Tenant's personal property and those improvements made by Tenant which have not become the property of Landlord, including trade fixtures, cabinet work, moveable paneling, partitions and the like, repair all injury done by or in connection with the installation or removal of said property and improvements, and surrender the leased Premises broom clean and in as good condition as they were at the beginning of the Term, reasonable wear, and damage by fire, the elements, casualty, or other causes not due to the misuse or neglect by Tenant or Tenant's agents, servants, visitors, or licensees, excepted. All property of Tenant remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of such removal. Landlord may, but is not obligated to, have any such property stored. Such storage shall be at Tenant's risk and expense.

26. Option to Renew (if applicable). Tenant, if such option is granted above and if not in default under any of the terms hereof, shall have the option to renew the term of the Lease for the period set forth above, by giving notice in writing to Landlord no later than ninety (90) days prior to the end of the original term. The terms and conditions hereof shall also apply to the renewal term shall be as set forth above. If the option to renew is not set forth above, then Tenant shall have no option to renew.

27. Holding Over. In the event Tenant remains in possession of the leased Premises after expiration of this Lease and without the execution of a new Lease, it shall be deemed to be occupying the Premises as a holdover tenant from month to month (and not from year to year), and subject to all the obligations, conditions and provisions of this Lease except that Tenant shall pay for each day the Tenant holds over rent at twice the rate of the rental herein before provided to be paid. Such holdover, month to month tenancy shall be cancelable by either party upon thirty (30) days written notice to the other.

28. Notice. Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or mailed by registered or certified mail in a postpaid envelope addressed to the addresses first given above, or at such other addresses as Tenant or Landlord, respectively, may designate in writing. Notice shall be deemed to have been duly given if delivered personally, upon delivery thereof, and if mailed, upon the third (3rd) day after the mailing thereof.

29. No Broker. The parties agree that no real estate broker or salesperson was involved in this transaction.

30. Relocation. Notwithstanding anything to the contrary contained in this Lease, the parties acknowledge that it may become necessary for Landlord to reallocate the space Lease in the Building from time to time as conditions warrant. If it becomes necessary for Landlord to reallocate space in order to accommodate the needs of other tenants, Tenant agrees to relocate subject to the following conditions:

     (1) Ninety (90) days prior written notice by Landlord;
     (2) Allocation of comparable space to Tenant by Landlord;
     (3) Written consent by Tenant which shall not be unreasonably withheld;
     (4) Compensation for the reasonable value of and expense, loss, damage or interruption of business caused by the relocation either by Landlord or by tenant for whose benefit the relocation is made.

31. Miscellaneous. This lease contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. Paragraph headings herein contained are for convenience only and shall not be considered in construing this Lease. Time is of the essence with respect to all matters provided in this Lease. If any party obtains a judgement or decree against any other party by reason of this Lease, reasonable attorneys' fees, as fixed by the court, shall be included in such judgement or decree. The Lease shall be construed and enforced in accordance with the laws of the State of new York. No waiver by Landlord of any default of Tenant shall be implied or inferred, and no written waiver thereof shall constitute, a waiver of any other default of Tenant, whether of the same or of any other nature or type and whether preceding, concurrent or succeeding; and no failure or delay on the part of Landlord to exercise any right it may have by the terms hereof or by law upon the default of Tenant, shall prevent the exercise thereof by Landlord at any time when Tenant shall continue to be so in default and no such failure or delay and no waiver of default shall operate as a waiver of any other default, or as a modification in any respect of the provisions of this Lease. As used herein "Landlord" means the entity(ies) who is or are the owner or owners of the Premises at the time in question, whether singular or plural in number and whether named in this Lease as Landlord or having become the successor or successors in interest of the same. In the event Landlord conveys its interest in the Premises, then it shall thereupon be automatically freed relieved from all obligations under this Lease which arise or accrue after the date of such conveyance. "Tenant" as used herein means the party, whether singular or plural in number; provided, however, that Tenant does not include any entity claiming under any assignment or other transfer prohibited by this Lease and this definition does not alter the provisions of the Lease relating to assignment or subletting. If there shall be more than one entity constituting Tenant, their obligations shall be joint and several, and any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The consent by Landlord to any act by Tenant requiring the Landlord's approval shall not be deemed to waive or render unnecessary Landlord's consent to any subsequent similar acts. To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or Premises. Unless otherwise stated, this Lease is binding on all parties who lawfully succeed to the right or take the place of the Landlord or the Tenant. Any provision(s) of this Lease which shall be to any extent in violation of the law or ordinance which shall prove to be to any extent unenforceable, invalid, void, or illegal, shall in no way affect, impair, or invalidate any other provisions hereof, and the remaining provisions, except those provisions that are made subject to or conditions upon such unenforceable, invalid, void, or illegal provision(s), shall nevertheless remain in full force and effect. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed to be an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy. Landlord shall have the right to credit Tenant's payments towards any due or past due item(s) it so desires, notwithstanding any specification of Tenant. This Lease can be changed only by an agreement in writing signed by Landlord and Tenant.

IN WITNESS WHEREOF, the parties have executed this Leases as of the date first above written.

LANDLORD, Cornell University       TENANT, ParaComm, Inc.
Real Estate Department


/s/ John E. Majeroni                  /s/Arthur A. Koch, Jr.
John E. Majeroni, Director
of Real Estate
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